          Confidential Materials omitted and filed separately with the
                       Securities and Exchange Commission.
                        Asterisks denote such omissions.


EXHIBIT 10.29


                                 FIRST AMENDMENT

                                       TO

                                SUPPLY AGREEMENT

         The First Amendment ("First Amendment") to the Supply Agreement dated September 30, 2000 ("Agreement") between Manufacturers' Services Salt Lake City Operations, Inc., having its principal place of business at 5742 West Harold Getty Drive, Salt Lake City, Utah 84116 ("MSSLO") and 3Com Corporation, having its principal place of business at 5400 Bayfront Plaza, Santa Clara, California 95052 ("3Com") is entered into and is effective this 15th day of January, 2001.

         WHEREAS, MSSLO and 3Com have previously entered into the Agreement dated September 30, 2000; and

         WHEREAS, the parties desire to modify the terms of the Agreement as set forth herein.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.       SECTION 4.  PURCHASE COMMITMENT

         The first sentence of the first paragraph of Section 4 is hereby amended by replacing the period "." at the end of the sentence with a comma "," and adding the following:

         "... provided however, that solely for the purposes of the Quarter ending on November 30, 2000, Products shall include the products purchased from MSSLO by U.S. Robotics in the Value Add amount of approximately $[**]."

2.       SECTION 7.  MATERIALS MANAGEMENT; D.  EXCESS MATERIAL

         Section D is hereby deleted in its entirety and replaced with the following:

D. EXCESS MATERIALS. With respect to any Excess Materials on hand, MSSLO will notify 3Com of the amount and the cost of such Excess Materials in a consolidated report on the first week of a Quarter. 3Com shall either (i) pay carrying costs for Excess Materials at a rate of [one percent (1%)] per month of MSSLO's purchase price (less any premiums for such Excess Materials for which the forecasted use, based on the forecast

          Confidential Materials omitted and filed separately with the
                       Securities and Exchange Commission.
                        Asterisks denote such omissions.


in effect as of the first business day of such Quarter, is between 60 days and 120 days measured from such first business day such Quarter or (ii) buy such Excess Materials at MSSLO's purchase price (less any premiums) plus a Materials acquisition charge equal to [**] percent ([**]%) of MSSLO's purchase price (less any premiums); provided, however, that for any such Excess Materials for which the forecasted use, based on the forecast in effect as of the first business day of such Quarter, is more than 120 days measured from such first business day of such Quarter, 3Com must buy such Materials in accordance with clause (ii) of this sentence.

MSSLO's quarterly consolidated report for such Excess Material claims must include the following information: 3Com part-number, part description, part lead-time, top level product "where used", quantity used per top level product, quantity on-hand, days of supply based upon total forward looking 52 weeks of demand, MSSLO's purchase price less any premiums, extended cost (quantity on-hand multiplied by purchase price less any premiums), MSSLO's comments regarding the root cause for excess and a detailed description of actions taken to mitigate such Excess Materials. Additionally, MSSL will provide a waterfall report in conjunction with the consolidated Excess Material report. The waterfall report (form of such report illustrated in Attachment A, hereto) will detail the monthly demand forecast loaded by MSSLO into MRP for each top level product and indicate the changes in monthly demand each month over the 12 month forecast. Upon receipt of this quarterly consolidated report and the waterfall report, 3Com will have 5 business days to review and respond to such reports. Upon mutual agreement by the parties regarding the disposition of such Excess Materials, MSSLO will invoice 3Com accordingly and 3Com will pay such invoice in accordance with Section 6.G of this Agreement.

Upon 3Com's instructions, MSSLO will use reasonable commercial efforts to sell Excess Materials at market prices. The proceeds from such sales will be credited to 3Com or MSSLO, as applicable. In no event will 3Com have any liability for any Materials that are not Unique Materials unless otherwise agreed to in writing. MSSLO may, with 3Com's prior written approval, sell Excess Materials at less than market price. If any Excess Material is sold for less than MSSLO's book value, 3Com shall pay MSSLO the amount by which such sale price is less than MSSLO's purchase price (less any premiums) plus a Materials acquisition charge equal to [**] percent ([**]%)of MSSLO's purchase price (less any premiums). MSSLO will document and use commercially reasonable efforts to mitigate any Excess Materials through including but not limited to returning materials to vendors, endeavoring to find other MSSLO customers willing to use such Materials, proper rescheduling and cancellation efforts with its suppliers.

MSSLO agrees to repurchase from 3Com any Excess Materials purchased by 3Com under this Section 7D, subject to such Excess Material meeting current quality specifications, at 3Com's purchase price (which includes an acquisition charge of[**] percent ([**]%)) prior to scheduling and accepting receipt of any Material other than what is already ordered on existing MSSLO purchase orders with scheduled deliveries inside 30 days. Such purchase orders will be issued consistent with MSSLO's normal supply chain practices. Any supplier objections, cancellation charges or penalties for

3Com Controlled Materials resulting from such rescheduling or cancellations should be escalated (within two (2) business days) by MSSLO to 3Com for resolution and/or payment. To ensure that MSSLO has adequate visibility to 3Com's Excess Materials, 3Com will, on a weekly basis, provide MSSLO, in a format to be defined by MSSLO, an electronic listing of all Excess Material owned by 3Com which is available for purchase by MSSLO. Such listing will be incorporated into MSSLO's systems as consignment inventory.

Should MSSLO fail to issue a purchase order to 3Com for previously purchased Excess Material as a priority for any current demand requirements outside of thirty (30) days, MSSLO will be required to immediately place a purchase order and schedule receipt of such Excess Material from 3Com within four (4) weeks (regardless of MSSLO's normal supply chain practices). If 3Com fails to provide such electronic listing of Excess Materials owned by 3Com for a given week, then MSSLO will be excused from taking action to issue such purchase orders for Excess Material during such week. Additionally, should such Excess Material repurchased or "should have been repurchased" by MSSLO ultimately become Obsolete Materials, the liability for such Obsolete Materials will remain with MSSLO.

3. CONFIRMATION OF AGREEMENT TERMS. Except as expressly set forth herein, the terms and conditions of the Agreement shall remain in full force and effect. In the event of any conflict between the terms and conditions of this First Amendment and the Agreement, the terms and conditions set forth in this First Amendment shall control with respect to the subject matter hereof.

4. COUNTERPARTS. This First Amendment may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one instrument.

         IN WITNESS WHEREOF, the parties have executed this First Amendment effective as of the date first set forth above.

3COM CORPORATION                         MANUFACTURERS' SERVICES SALT LAKE
                                         CITY OPERATIONS, INC.

By:    /s/ David H. Orr                  By:    /s/ Albert A. Notini
       --------------------------               -------------------------------

Name:  David H. Orr                      Name:  Albert A. Notini
       --------------------------               -------------------------------

Title:  Sr. Dir. Supply Chain            Title: EVP AND CHIEF FINANCIAL OFFICER
         Operations
       --------------------------               -------------------------------



                                       3